EXHIBIT 99.1

       MBIA Provides Additional Information Regarding Subpoenas

    ARMONK, N.Y.--(BUSINESS WIRE)--Nov. 23, 2004--On Thursday, November 18, MBIA Inc. (NYSE:MBI) announced that it had received identical document subpoenas from the Securities and Exchange Commission and the New York Attorney General's office requesting information with respect to non-traditional or loss mitigation insurance products developed, offered or sold by MBIA to third parties from January 1, 1998 to the present. The subpoenas did not identify any specific transaction.
    In a subsequent call made by the Company to the SEC, a representative of the SEC indicated that the investigation will include the reinsurance arrangements entered into by MBIA in 1998 in connection with the bankruptcy of the Delaware Valley Obligated Group
(DVOG), an entity that is part of Pittsburgh-based Allegheny Health, Education and Research Foundation (AHERF).
    As previously noted, MBIA intends to cooperate fully with the Securities and Exchange Commission and the New York Attorney General's request for documents.

    CONTACT: MBIA Inc.
             Michael Ballinger, 914-765-3893